U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    February 20, 2013

GREATBATCH, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16137	16-1531026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2595 Dallas Parkway, Suite 310, Frisco, Texas		75034
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (716) 759-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 8.01	Other Events.

On February 20, 2013, Greatbatch, Inc. (the “Company”) completed its previously announced redemption of the Company’s 2¼ % Convertible Subordinated Debentures (the “Debentures”) due June 2013.

The Debentures, which were in the aggregate principal amount of $197,796,000, were redeemed at par on February 20, 2013 pursuant to an early redemption right. Interest was paid on the Debentures through the redemption date. The trustee for the Debentures was Manufacturers and Traders Trust Company. The redemption was completed using proceeds drawn from the Company’s revolving credit facility. The material terms of the Company’s revolving credit facility are set forth in Part II, Item 7 of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2012, and in exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2011, and those terms are incorporated by reference in these Items.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 21, 2013	GREATBATCH, INC.

	By:	/s/ Michael Dinkins
Michael Dinkins
Senior Vice President and Chief Financial Officer